Exhibit 10.1

New York Life Insurance Company and the other Purchasers signatory hereto

c/o NYL Investors LLC

51 Madison Avenue

New York, New York 10010-1603

As of October 1, 2015

MATSON, INC.

1411 Sand Island Parkway

Honolulu, Hawaii 96819

Re:                             First Amendment to Note Purchase Agreement

Ladies and Gentlemen:

Reference is made to that certain Note Purchase Agreement, dated as of July 30, 2015 (as amended or otherwise modified from time to time, the “Agreement”), by and among Matson, Inc., a Hawaii corporation (the “Company”), on the one hand, and the Purchasers named therein, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

1.                                      Pursuant to the provisions of paragraph 11C of the Agreement, and subject to the terms and conditions of this letter agreement, the undersigned Purchasers of Notes and the Company agree that the Agreement is hereby amended, as follows:

1.1                               The first sentence of the second paragraph of Section 2 is amended and restated, as follows:

“The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, at 10:00 a.m., New York time, at a closing (the “Closing”) on October 1, 2015.”

1.2                               A new Exhibit A is hereby added to the Agreement in the form of Exhibit A hereto.

1.3                               A new Schedule 4A is hereby added to the Agreement in the form of Schedule 4A hereto.

2.                                      Limitation of Modifications.  The modifications effected in this letter agreement shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent, waiver or other modification of any other terms or conditions of the Agreement or any other document related to the Agreement, or (b) a consent to any future amendment, consent, waiver or other modification.  Except as expressly set forth in this letter agreement, each of the Agreement and the documents related to the Agreement shall continue in full force and effect.

3.                                      Representations and Warranties.  The Company hereby represents and warrants as follows:  (i) No Default or Event of Default has occurred and is continuing (both immediately before and immediately after giving effect to the effectiveness of this letter agreement); (ii) the Company’s entering into and performance of the Agreement, as modified by this letter agreement, has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any governmental authority) in order to be effective and enforceable; (iii) the Agreement, as modified by this letter agreement, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity; and (iv) immediately after giving effect to this letter agreement, each of the representations and warranties of the Company set forth in the Agreement is true, correct and complete in all material respects (other than such representations and warranties as are expressly qualified by materiality (including Material Adverse Effect), which representations and warranties shall be true, correct and complete in all respects) as of the date hereof (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties are true, correct and complete in all material respects (other than such representations and warranties as are expressly qualified by materiality (including Material Adverse Effect), which representations and warranties shall be true, correct and complete in all respects) as of such other date).

4.                                      Effectiveness.                    This letter agreement shall become effective on the date on which the Purchasers shall have received a fully executed counterpart of this letter agreement from the Company.

5.                                      Miscellaneous.

(a)                                 This document may be executed in multiple counterparts, which together shall constitute a single document.  Delivery of executed counterparts of this letter agreement by telefacsimile or other secure electronic format (pdf) shall be effective as an original.

(b)                                 This letter agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice of law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

[Remainder of the page intentionally left blank]

2

If you are in agreement with the foregoing, please sign the counterpart of this letter agreement in the space indicated below and return it to the Purchasers whereupon, subject to the conditions expressed herein, it shall become a binding agreement among each party named as a signatory hereto.

Sincerely,

NEW YORK LIFE INSURANCE COMPANY

		By:	/s/ James M. Belletire
		Name:	James M. Belletire
		Title:	Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

		By:	NYL Investors LLC, Its Investment Manager

		By:	/s/ James M. Belletire
		Name:	James M. Belletire
		Title:	Managing Director

Accepted and agreed to
as of the date first
appearing above:

MATSON, INC., a Hawaii corporation

By:	/s/ Matthew J. Cox
Name: Matthew J. Cox
Its: President and Chief Executive Officer

By:	/s/ Joel M. Wine
Name: Joel M. Wine
Its: Senior Vice President and Chief Financial Officer

Exhibit A

[FORM OF NOTE]

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM THE REQUIREMENT FOR SUCH A REGISTRATION STATEMENT.

MATSON, INC.

3.92% SENIOR NOTE DUE 2045

No. [ ]	[Date]
$[ ]	PPN 57686G B@3

For Value Received, the undersigned, Matson, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] Dollars (or so much thereof as shall not have been prepaid) on October 1, 2045, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.92% per annum from the date hereof, payable at maturity and semiannually, on the 1st day of April and October in each year, commencing with the April 1 or October 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Yield-Maintenance Amount, at a rate per annum from time to time equal to the greater of (i) 5.92% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Yield-Maintenance Amount with respect to this Note are to be made in lawful money of the United States of America at the main office of JPMorgan Chase Bank in New York, New York or at such other place as the holder hereof shall have designated by written notice to the Company as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 30, 2015 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the original purchasers of the Notes.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement.

This Note is guaranteed by certain of the Company’s Subsidiaries pursuant to the terms of that certain Multiparty Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Yield-Maintenance Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

MATSON, INC.

By
[Name]
[Title]

Schedule 4A

Date	Beginning Principal	Principal Payments	Ending Principal
October 1, 2015	$75,000,000	$—	$75,000,000
October 1, 2016	$75,000,000	$—	$75,000,000
October 1, 2017	$75,000,000	$1,825,000	$73,175,000
October 1, 2018	$73,175,000	$1,825,000	$71,350,000
October 1, 2019	$71,350,000	$1,825,000	$69,525,000
October 1, 2020	$69,525,000	$5,325,000	$64,200,000
October 1, 2021	$64,200,000	$3,825,000	$60,375,000
October 1, 2022	$60,375,000	$1,325,000	$59,050,000
October 1, 2023	$59,050,000	$5,884,000	$53,166,000
October 1, 2024	$53,166,000	$7,943,000	$45,223,000
October 1, 2025	$45,223,000	$7,943,000	$37,280,000
October 1, 2026	$37,280,000	$8,020,000	$29,260,000
October 1, 2027	$29,260,000	$1,540,000	$27,720,000
October 1, 2028	$27,720,000	$1,540,000	$26,180,000
October 1, 2029	$26,180,000	$1,540,000	$24,640,000
October 1, 2030	$24,640,000	$1,540,000	$23,100,000
October 1, 2031	$23,100,000	$1,540,000	$21,560,000
October 1, 2032	$21,560,000	$1,540,000	$20,020,000
October 1, 2033	$20,020,000	$1,540,000	$18,480,000
October 1, 2034	$18,480,000	$1,540,000	$16,940,000
October 1, 2035	$16,940,000	$1,540,000	$15,400,000
October 1, 2036	$15,400,000	$1,540,000	$13,860,000
October 1, 2037	$13,860,000	$1,540,000	$12,320,000
October 1, 2038	$12,320,000	$1,540,000	$10,780,000
October 1, 2039	$10,780,000	$1,540,000	$9,240,000
October 1, 2040	$9,240,000	$1,540,000	$7,700,000
October 1, 2041	$7,700,000	$1,540,000	$6,160,000
October 1, 2042	$6,160,000	$1,540,000	$4,620,000
October 1, 2043	$4,620,000	$1,540,000	$3,080,000
October 1, 2044	$3,080,000	$1,540,000	$1,540,000
October 1, 2045	$1,540,000	$1,540,000	$—
		$75,000,000